SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2023

FIRST SAVINGS FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	001-34155	37-1567871
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

702 North Shore Drive, Suite 300, Jeffersonville, Indiana	47130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 283-0724

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FSFG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities

On September 28, 2023, the Board of Directors of First Savings Bank (the “Bank”), the wholly-owned subsidiary of First Savings Financial Group, Inc. (the “Company”), committed to exiting the Bank’s residential mortgage banking operations during the first fiscal quarter ending December 31, 2023. The combination of increased mortgage rates and housing prices, decreased 1-4 family housing inventory, and continued economic uncertainty has caused residential mortgage loan applications during 2023 to decline to their lowest level in over two decades and are forecasted to continue declining in 2024 and potentially thereafter. As a result, the Bank has determined to cease its national, originate-to-sell mortgage banking operations, which includes its third-party origination and retail loan production office channels.

The Company estimates that it will incur total pre-tax expense of approximately $2.5 million in the first fiscal quarter ending December 2023 associated with exiting the Bank’s residential mortgage banking operations. These expenses, all of which are expected to result in cash expenditures, consist of approximately $1.8 million in compensation and other employee-related costs, $600,000 in contract termination costs, and $50,000 in lease termination costs.

The Bank will continue to originate 1-4 family residential mortgage loans from its retail banking centers located in its local market and 1st Lien HELOCs from its loan production office located in Franklin, Tennessee. Both of these loan types are generally originated as held for investment in the Bank’s loan portfolio.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

104	Cover Page Interactive Data File (formatted in Inline XBRL)

Cautionary Note Regarding Future Looking Statements

This Report includes “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, including statements with respect to the expected costs and savings of exiting residential mortgage banking operations. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking statements presented in this Report are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this Report. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “outlook”, “forecasted”, “expected”, “approximately”, “estimates”, “may,” “plan,” or “will,” or the negative thereof or variations thereon or similar terminology. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking statements contained in this Report include those identified in the Company’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this Report, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SAVINGS FINANCIAL GROUP, INC.

Date: October 4, 2023	By:	/s/ Tony A. Schoen
Tony A. Schoen
Chief Financial Officer